Exhibit 99.1

Rubicon Project Reports First Quarter 2017 Results
LOS ANGELES, California – May 3, 2017 – Rubicon Project (NYSE: RUBI), the global exchange for advertising, today reported its results of operations for the first quarter of 2017.
First Quarter Financial Results

•	Revenue was $46.0 million, compared to $69.2 million for the first quarter of 2016; Non-GAAP net revenue(1) was $45.4 million, compared to $63.6 million for the first quarter of 2016.

•
Net loss(2) was $15.8 million, or diluted loss per share(2) of $0.33, compared to net income of $2.3 million, or diluted income per share of $0.05 for the first quarter of 2016. Included in the net loss for the first quarter of 2017 were restructuring and other exits costs of $4.3 million.

•	Adjusted EBITDA(1) was $1.1 million, compared to Adjusted EBITDA of $15.5 million for the first quarter of 2016.

•	Non-GAAP loss per share(1)(2) was $0.16 for the first quarter of 2017, compared to $0.22 earnings per share for the first quarter of 2016.
"Our first quarter results were in line with our recently provided outlook, and we ended the quarter with a strong balance sheet which will provide us flexibility during this time of transition,” commented Michael G Barrett, President and CEO of Rubicon Project. “In the coming quarters we intend to increase our focus on operating more efficiently at scale, continue to innovate for a mobile-first world and accelerate our market share capture, while also investing in important initiatives that we believe will help us return to growth. I am incredibly encouraged by the work and dedication of a terrific team of employees and am excited about our evolving plans to turn the business around.”

First Quarter 2017 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended
	March 31, 2017	March 31, 2016	Change
Revenue	$46.0	$69.2	(34)%
Advertising spend(1)	$191.5	$248.5	(23)%
Non-GAAP net revenue(1)	$45.4	$63.6	(29)%
Take rate(4)	23.7%	25.6%	(190 bps)
Net income (loss) (2)	($15.8)	$2.3	(794)%
Adjusted EBITDA(1)	$1.1	$15.5	(93)%
Adjusted EBITDA margin(3)	2%	24%	(22 ppt)
Basic net income (loss) per share	($0.33)	$0.05	(760)%
Diluted income (loss) per share(2)	($0.33)	$0.05	(760)%
Non-GAAP earnings (loss) per share(1)(2)	($0.16)	$0.22	(173)%

Definitions:
(1)
Non-GAAP net revenue, Adjusted EBITDA, non-GAAP earnings (loss) per share, and advertising spend are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.

(2)
Net loss, diluted loss per share and non-GAAP earnings per share for the first quarter 2017 and first quarter 2016 include a tax provision and (benefit) of $0.4 million and $(4.3) million, respectively. In addition, non-GAAP earnings per share includes the tax effect of non-GAAP adjustments for the first quarter 2017 and the first quarter of 2016 of $0.05 million of expense and $4.5 million of expense, respectively. Our outlook does not currently reflect a tax provision or benefit, nor the tax effect of non-GAAP adjustments in future periods. Our actual results may materially differ from these expectations.

(3)
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by non-GAAP net revenue. Reconciliations for both net income (loss) to Adjusted EBITDA and revenue to non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures."

(4)
Take rate is an operational performance measure calculated as revenue (or for periods in which we have revenue reported on a gross basis, as non-GAAP net revenue) divided by advertising spend. Reconciliations for revenue to both advertising spend and non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures." We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate (and our fees, which drive take rate) can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period; the scale of a buyer's or seller's activity on our platform; mix of inventory or transaction types; the implementation of new products; platforms and solution features; auction dynamics; negotiations with clients; header bidding; competitive factors including fee reductions we expect to implement; and the overall development of the digital advertising ecosystem.

First Quarter 2017 Results Conference Call and Webcast:
The Company will host a conference call on May 3, 2017 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its first quarter of 2017.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Rubicon Project conference call
Simultaneous audio webcast:	http://investor.rubiconproject.com, under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10105261
Webcast link:	http://investor.rubiconproject.com, under "Events and Presentations"
About Rubicon Project
Founded in 2007, Rubicon Project's mission is to keep the Internet free and open and fuel its growth by making it easy and safe to buy and sell advertising. Rubicon Project offers a highly scalable platform to enable the world's leading brands, content creators and application developers to execute billions of digital advertising transactions each month and to improve the advertising experiences of consumers. Rubicon Project is a publicly traded company (NYSE: RUBI) headquartered in Los Angeles, California.
Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc.

Forward-Looking Statements:

This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, advertising spend, non-GAAP net revenue, profitability, net income (loss), Adjusted EBITDA, earnings per share, and cash flow; strategic objectives, including focus on header bidding, private marketplace, mobile, video, Orders, automated guaranteed, and guaranteed audience solutions; investments in our business; development of our technology; introduction of new offerings; scope and duration of client relationships; the fees we may charge in the future; business mix and expansion of offerings in our areas of strategic focus; sales growth; client utilization of our offerings; our competitive differentiation; our leadership position in the industry; market conditions, trends, and opportunities; user reach; certain statements regarding future operational performance measures including take rate, paid impressions, and average CPM; and factors that could affect these and other aspects of our business.
These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: our ability to grow and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; our vulnerability to loss of, or reduction in spending by, buyers; our ability to maintain a supply of advertising inventory from sellers; the effect on the advertising market and our business from difficult economic conditions; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new offerings and bring them to market in a timely manner in response to client demands and industry trends, including shifts in digital advertising growth from display to mobile channels; the increased prevalence of header bidding and its effect on our competitive position; our header bidding solution not resulting in revenue growth and causing infrastructure strain and added cost; uncertainty of our estimates and expectations associated with new offerings, including header bidding, private marketplace, mobile, video, Orders, automated guaranteed, and guaranteed audience solutions; declining fees and take rate, including as a result of implementation of alternative pricing models, and the need to grow through advertising spend increases rather than fee increases; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; our ability to adapt effectively to shifts in digital advertising to mobile and video channels and formats; increased prevalence of ad blocking technologies; the slowing growth rate of online digital desktop advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook and Google); the effects of increased competition in our market and increasing concentration of advertising spending, including mobile spending, in a small number of very large competitors; acts of competitors and other third parties that can adversely affect our business; our ability to differentiate our offerings and compete effectively in a market trending increasingly toward commodification, transparency, and disintermediation; requests from buyers and sellers for discounts, fee concessions or revisions, rebates, refunds, and greater levels of pricing transparency and specificity; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC. These forward-looking statements represent our estimates and assumptions only as of the date of this press release. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, we are currently not providing guidance, and any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures:
This press release includes information relating to advertising spend, non-GAAP net revenue, Adjusted EBITDA, non-GAAP net income, and non-GAAP earnings per share, which are financial measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures are used by our management and board of directors, in addition to our GAAP results, to understand and evaluate our performance and trends, to prepare and approve our annual budget, and to develop short- and long-term plans and performance objectives. Management believes that these non-GAAP financial measures provide useful information about our core results and thus are appropriate to enhance the overall understanding of our past performance and our prospects for the future.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of revenue to advertising spend and revenue to non-GAAP net revenue," "Reconciliation of net loss to Adjusted EBITDA," "Reconciliation of net loss to non-GAAP net income" and "Reconciliation of GAAP EPS to non-GAAP EPS" included as part of this press release.
Advertising Spend:
We define advertising spend as the buyer spending on advertising transacted on our platform. Advertising spend does not represent revenue reported on a GAAP basis. Tracking our advertising spend allows us to compare our results to the results of companies that report all spending transacted on their platforms as GAAP revenue on a gross basis. We also use advertising spend for internal management purposes to assess market share of total advertising spending. Our advertising spend may be influenced by demand for our services, the volume and characteristics of paid impressions, average CPM, the nature and amount of fees we charge, and other factors such as changes in the market, our execution of the business, and competition. Advertising spend may fluctuate due to seasonality and increases or decreases in average CPM and paid impressions. In addition, we generally experience higher advertising spend during the fourth quarter of a given year resulting from higher advertising budgets by advertisers and more bidding activity on our platform, which may drive higher volumes of paid impressions or average CPM. Growth in our advertising spend slowed significantly in 2016 for various reasons, including shift of spending on digital advertising from desktop, which represents the majority of our business, to mobile; our delay in embracing header bidding; and absorption by competitors, principally Google and Facebook, of an increasing share of growth in spending on digital advertising.
Non-GAAP Net Revenue:
We define non-GAAP net revenue as GAAP revenue less amounts we pay sellers that are included within cost of revenue for the portion of our revenue reported on a gross basis. Non-GAAP net revenue would represent our revenue if we were to record all of our revenue on a net basis. Non-GAAP net revenue does not represent revenue reported on a GAAP basis. Non-GAAP net revenue is one useful measure in assessing the performance of our business in periods for which our revenue includes revenue reported on a gross basis, because it shows the operating results of our business on a consistent basis without the effect of differing revenue reporting (gross vs. net) that we apply under GAAP across different types of transactions, and facilitates comparison of our results to the results of companies that report all of their revenue on a net basis. A potential limitation of non-

GAAP net revenue is that other companies may define non-GAAP net revenue differently, which may make comparisons difficult.
Non-GAAP net revenue is influenced by demand for our services, the volume and characteristics of advertising spend, and our take rate. The revenue we have reported on a gross basis was associated with our intent marketing solution. Because we exited that business in the first quarter of 2017, we do not expect to report any revenue on a gross basis after the first quarter of 2017 unless and until we change our business practices, develop new products, or make an acquisition, in each case with characteristics that require gross reporting.
Adjusted EBITDA:
We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, and provision (benefit) for income taxes. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.

•
Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.

•
Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
Stock-based compensation is a non-cash charge and is and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

•
Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.

•	Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.

•
Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets and changes in the fair value of contingent consideration.

•
Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.

•	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.

•	Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted EBITDA is influenced by fluctuation in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating loss, or any other measure of financial performance calculated and presented in accordance with GAAP.
Non-GAAP Net Income and Non-GAAP Earnings per Share:

We define non-GAAP earnings per share as non-GAAP net income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP net income (loss) is equal to net income (loss) excluding stock-based compensation, impairment charges, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, transaction expenses, expenses associated with earn-out amounts, and foreign currency gains and losses. In periods in which non-GAAP net income (loss) is positive, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, shares held in escrow, and potential shares issued as part of contingent consideration as a result of business combinations. We believe non-GAAP earnings per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings per share is that other companies may define non-GAAP earnings per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).

Investor Relations Contact
Erica Abrams
(424) 293-7388
erica@ericajabrams.com
Media Contact
Eric Bonach
Rubicon Project
(310) 207-0272
press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$149,367	$149,423
Marketable securities	38,604	40,550
Accounts receivable, net	133,575	192,064
Prepaid expenses and other current assets	11,516	9,540
TOTAL CURRENT ASSETS	333,062	391,577
Property and equipment, net	33,208	36,246
Internal use software development costs, net	14,929	16,522
Other assets, non-current	2,129	2,921
Intangible assets, net	5,219	6,804
Goodwill	65,705	65,705
TOTAL ASSETS	$454,252	$519,775
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$158,837	$214,903
Other current liabilities	3,156	3,534
TOTAL CURRENT LIABILITIES	161,993	218,437
Deferred tax liability, net	42	42
Other liabilities, non-current	1,678	1,783
TOTAL LIABILITIES	163,713	220,262
STOCKHOLDERS' EQUITY
Additional paid-in capital	405,560	398,787
Accumulated other comprehensive loss	(180)	(273)
Accumulated deficit	(114,841)	(99,001)
TOTAL STOCKHOLDERS' EQUITY	290,539	299,513
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$454,252	$519,775

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016
Revenue	$46,015	$69,232
Expenses (1)(2):
Cost of revenue	14,688	16,783
Sales and marketing	14,628	21,278
Technology and development	12,753	12,443
General and administrative	15,080	20,605
Restructuring and other exit costs	4,338	—
Total expenses	61,487	71,109
Loss from operations	(15,472)	(1,877)
Other income:
Interest income, net	(167)	(94)
Other income	(212)	—
Foreign exchange loss, net	372	261
Total other income, net	(7)	167
Loss before income taxes	(15,465)	(2,044)
Provision (benefit) for income taxes	375	(4,328)
Net income (loss)	$(15,840)	$2,284
Net income (loss) per share:
Basic	$(0.33)	$0.05
Diluted	$(0.33)	$0.05
Weighted-average shares used to compute net income (loss) per share:
Basic	48,332	44,663
Diluted	48,332	48,676

(1)	Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended
	March 31, 2017	March 31, 2016
Cost of revenue	$84	$62
Sales and marketing	1,435	2,114
Technology and development	1,075	1,374
General and administrative	2,709	4,841
Restructuring and other exit costs	936	—
Total stock-based compensation expense	$6,239	$8,391

(2)	Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended
	March 31, 2017	March 31, 2016
Cost of revenue	$8,379	$5,948
Sales and marketing	467	1,592
Technology and development	666	598
General and administrative	609	488
Total depreciation and amortization expense	$10,121	$8,626

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016
OPERATING ACTIVITIES:
Net income (loss)	$(15,840)	$2,284
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,121	8,626
Stock-based compensation	6,239	8,391
Loss on disposal of property and equipment	258	3
Unrealized foreign currency gains, net	119	972
Deferred income taxes	282	(4,351)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	58,501	59,303
Prepaid expenses and other assets	(1,506)	179
Accounts payable and accrued expenses	(54,794)	(64,180)
Other liabilities	(499)	(559)
Net cash provided by operating activities	2,881	10,668
INVESTING ACTIVITIES:
Purchases of property and equipment	(3,084)	(1,443)
Capitalized internal use software development costs	(2,285)	(2,306)
Investments in available-for-sale securities	(14,948)	—
Maturities of available-for-sale securities	16,950	6,400
Net cash provided by (used in) investing activities	(3,367)	2,651
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	368	6,718
Net cash provided by financing activities	368	6,718
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	62	31
CHANGE IN CASH AND CASH EQUIVALENTS	(56)	20,068
CASH AND CASH EQUIVALENTS — Beginning of period	149,423	116,499
CASH AND CASH EQUIVALENTS — End of period	$149,367	$136,567
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Capitalized assets financed by accounts payable and accrued expenses	254	667
Capitalized stock-based compensation	166	206

THE RUBICON PROJECT, INC.
RECONCILIATION OF REVENUE TO ADVERTISING SPEND AND REVENUE TO NON-GAAP NET REVENUE
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016
Revenue	$46,015	$69,232
Plus amounts paid to sellers(1)	145,525	179,265
Advertising spend	$191,540	$248,497

	Three Months Ended
	March 31, 2017	March 31, 2016
Revenue	$46,015	$69,232
Less amounts paid to sellers reflected in cost of revenue(2)	633	5,672
Non-GAAP net revenue	$45,382	$63,560

(1)	Amounts paid to sellers for the portion of our revenue reported on a net basis for GAAP purposes.
(2)	Amounts paid to sellers for the portion of our revenue reported on a gross basis for GAAP purposes.

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016
Net income (loss)	$(15,840)	$2,284
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	8,536	4,569
Amortization of acquired intangibles	1,585	4,057
Stock-based compensation expense	6,239	8,391
Acquisition and related items	—	318
Interest income, net	(167)	(94)
Foreign currency loss, net	372	261
Provision (Benefit) for income taxes	375	(4,328)
Adjusted EBITDA	$1,100	$15,458

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME
(In thousands)
(unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016
Net income (loss)	$(15,840)	$2,284
Add back (deduct):
Stock-based compensation expense	6,239	8,391
Acquisition and related items, including amortization of acquired intangibles	1,585	4,375
Foreign currency loss, net	372	261
Tax effect of Non-GAAP adjustments (1)	(45)	(4,515)
Non-GAAP net income (loss)	$(7,689)	$10,796

(1)
Non-GAAP net income for the first quarter of 2017 includes the estimated tax impact from the expense items reconciling between net income and non-GAAP net income. For consistency, 2016 historical non-GAAP income has been adjusted to reflect the estimated tax impact of those items.

THE RUBICON PROJECT, INC.
RECONCILIATION OF GAAP EPS TO NON-GAAP EPS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2017	March 31, 2016
GAAP net income (loss) per share (1):
Basic	$(0.33)	$0.05
Diluted	$(0.33)	$0.05

Non-GAAP net income (loss) (2)	$(7,689)	$10,796

Reconciliation of weighted-average shares used to compute net income (loss) per share to non-GAAP weighted average shares outstanding:
Weighted-average shares used to compute net income (loss) per share:	48,332	44,663
Dilutive effect of weighted-average common stock options, RSAs, and RSUs(3)	—	3,232
Dilutive effect of weighted-average escrow shares	—	763
Dilutive effect of weighted-average ESPP(3)	—	18
Non-GAAP weighted-average shares outstanding	48,332	48,676
Non-GAAP earnings (loss) per share	$(0.16)	$0.22

(1)	Calculated as net income (loss) divided by basic and diluted weighted-average shares used to compute net income (loss) per share as included in the consolidated statement of operations.
(2)	Refer to reconciliation of net income (loss) to non-GAAP net income.
(3)
In most periods in which net income is positive, the weighted-average shares used to compute diluted earnings per share are equal to the weighted-average shares used to compute basic loss per share and already include the dilutive effect of common stock options, RSAs, RSUs, acquisition related contingent and escrow shares, and ESPP using the treasury stock method.

THE RUBICON PROJECT, INC.
REVENUE AND ADVERTISING SPEND BY CHANNEL
(In thousands, except percentages)
(unaudited)

	Revenue				Advertising Spend
	Three Months Ended
	March 31, 2017		March 31, 2016		March 31, 2017		March 31, 2016

	(in thousands, except percentages)
Channel:
Desktop	$28,329	62%	$46,881	68%	$123,639	65%	$174,666	70%
Mobile	17,686	38	22,351	32	67,901	35	73,831	30
Total	$46,015	100%	$69,232	100%	$191,540	100%	$248,497	100%